UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2009

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of principal executive offices)

(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2009, the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”) voted to approve amendments (the “Bylaw Amendments”) to Article III, Section 2 of the Amended and Restated Bylaws of the Company, effective immediately, to remove the mandatory retirement age requirement set forth therein. The Company also adopted an amendment to its Corporate Governance Guidelines to include the mandatory retirement age requirement. Under the mandatory retirement age requirement, a person shall not be qualified for election as a Director unless he shall be less than seventy (70) years of age on the date of election, unless the election of such person is required by contract. As set forth in the Corporate Governance Guidelines, the mandatory retirement age requirement is subject to waiver by the Company’s Nominating and Governance Committee. This will allow the Board to retain the services of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, and therefore, provide an increasing contribution to the Board as a whole. The Company’s bylaws continue to provide that each Director shall become a Director Emeritus upon expiration of his current term following the date the Director is no longer qualified for election as a Director due to age pursuant to a mandatory retirement age requirement adopted by the Company.

A copy of the Amended and Restated Bylaws of the Company, including the Bylaw Amendments, is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective September 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

September 24, 2009	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective September 24, 2009.